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                                                                   Exhibit p(12)

                                 I. INTRODUCTION

The TCW Group, Inc. is the parent of several companies which act as investment adviser or manager of investment companies, corporate pension funds, other institutions and individuals. As used in this Code of Ethics, "TCW" refers to The TCW Group, Inc., all of its subsidiaries and affiliated partnerships that are investment advisers registered with the Securities and Exchange Commission, and Trust Company of the West.

This Code of Ethics is based on the principle that the officers, directors and employees of TCW owe a fiduciary duty to, among others, TCW's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

      [ ] You must at all times place the interests of TCW's clients before your own interests.

      [ ] You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility.

      [ ] You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of TCW's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of TCW's clients, you should consult the Chief Compliance Officer immediately.

                  II. PERSONAL INVESTMENT TRANSACTIONS POLICY

Laws and ethical standards impose on TCW and its employees duties to avoid conflicts of interest between their personal investment transactions and transactions TCW makes on behalf of its customers. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transaction policies are designed to reduce the possibilities for such conflicts and or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.


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Except  as  otherwise   noted,   TCW's   restrictions  on  personal   investment
transactions apply to all Covered Persons. "Covered Persons" include all TCW directors, officers and employees, except directors who (i) do not devote substantially all working time to the activities of TCW, and (ii) do not have access to information about the day-to-day investment activities of TCW. Every employee should consider himself or herself a Covered Person unless otherwise specifically exempted by the Approving Officers or unless he or she falls within a class exempted by the Approving Officers. In addition, this policy governs your investments in securities. "Securities" include any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, financial commodities, other derivative products and interests in privately placed offerings and limited partnerships.

General Principles Regarding Securities Transactions of Covered Persons and TCW Directors

No Covered Person or TCW director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

      [ ] Any security (or related option or warrant) that to his or her knowledge TCW is buying or selling for its clients, until such buying or selling is completed or canceled.

      [ ] Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by TCW for its clients.

The term "beneficial interest" is defined by rules of the SEC. Generally, under the SEC rules, a person is regarded as having a beneficial interest in securities held in the name of:

      [ ]   A husband, wife or a minor child;

      [ ]   A relative sharing the same house;

      [ ]   Anyone else if the Covered Person:

      (i) obtains benefits substantially equivalent to ownership of the securities;

      (ii) can obtain ownership of the securities immediately or at some future time; or

      (iii) can vote or dispose of the securities.

If you act as a fiduciary with respect to funds and accounts managed outside of TCW (for example, if you act as the executor of an estate for which you make investment decisions), you will have a


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beneficial  interest  in the assets of that fund or  account.  Accordingly,  any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions set forth above. You should review the restrictions on your ability to act as a fiduciary outside of TCW set forth under "Outside Activities -- Outside Fiduciary Appointments".

Preclearance Procedures

Each Covered Person must obtain preclearance for any personal investment transaction in a security if such Covered Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security. Preclearance is not necessary for exempt securities or Outside Fiduciary Accounts. "Exempt securities" are securities (or securities obtained in transactions) described on page C6. "Outside Fiduciary Accounts" are certain fiduciary accounts outside of TCW for which you have received TCW's approval to act as fiduciary and which TCW has determined qualify to be treated as Outside Fiduciary Accounts under this Personal Investment Transactions Policy. Separate certification procedures will apply for securities transactions executed on behalf of Outside Fiduciary Accounts in lieu of preclearance.

You must obtain preclearance for all non-exempt securities transactions by completing and signing the Request for Personal Investment Transactions Approval Form provided for that purpose by TCW and by obtaining the signature of Andrew McManus, the TCW Personal Investment Transactions Administrator and, for foreign offices, the additional signatories designated on the form. You will be required to make certain certifications each time you trade a security, including that you have no knowledge that would violate the general trading principles set forth above. See Exhibit C-A for a sample copy of the Request for Personal Investment Transactions Approval Forms for domestic and foreign preclearance are attached. Since the form may change over time, you should ask Andrew McManus or his designee for supplies of the current form. The form is also available on Westnet, TCW's intranet site.

You must complete an approved securities transaction by the end of the business day following the day that you obtain preclearance. If the transaction is not completed within these time requirements, you must obtain a new preclearance, including one for any uncompleted portion of the transaction. Post-approval is not permitted under this Code of Ethics. If TCW determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code.




Note that preclearance will ordinarily be given on the day you request it unless
(a) you are located in a U.S. office and are seeking to buy a foreign security that must be precleared through a foreign office, or (b) you are located in a foreign office and your request reaches the U.S. office at a time when Andrew McManus is not on duty or cannot obtain all of the required U.S. clearances because


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of the time of receipt. Preclearance for these requests will ordinarily be given on the next business day.

Trading Restrictions

In addition to the more general restrictions discussed above, TCW has adopted other restrictions on personal investment transactions. Except as otherwise noted below, the trading restrictions do not apply to Outside Fiduciary Accounts.

   No Covered Person may:

      [ ]   Enter into an uncovered short sale.

      [ ]   Write an uncovered option.

      [ ] Acquire any non-exempt security in an initial public offering (IPO). (Remember - under NASD rules, you may also be prohibited from participating in any public offering that is a "hot issue.")

      [ ] Purchase or sell, directly or indirectly, for his or her own account or for any account in which he or she may have a beneficial interest (including through an Outside Fiduciary Account), any security that is subject to a firm-wide restriction or a department restriction by his or her department.

   No Investment Personnel may:

      [ ] Purchase securities offered in a private placement (other than those sponsored by TCW) except with the prior approval of the Approving Officers. "Investment Personnel" include any portfolio manager or securities analyst or securities trader who provide information or advice to a portfolio manager or who help execute a portfolio manager's decisions. "Approving Officers" are (i) one of Alvin Albe or Marc Stern and (ii) one of Michael Cahill or Hilary Lord. In considering approval, the Approving Officers will take into consideration whether the investment opportunity you have been offered should be reserved for TCW's clients and whether the opportunity is being offered to you by virtue of your position with TCW. If you or your department want to purchase on behalf of a TCW client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to an Approving Officer. In such event, the Approving Officers will independently review the proposed investment decision. Written records of any such circumstance should be sent to Hilary Lord.


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   No Investment  Personnel who manage or otherwise  provide advice or execution services for a registered investment company may:

      [ ] Profit from the purchase or sale, or sale and purchase, of the same (or equivalent) securities within 60 calendar days. Because of TCW's portfolio management support structure, securities analysts and securities traders should assume that they are subject to this trading restriction unless they have received confirmation to the contrary from the Chief Compliance Officer. Note that a person's status or duties may change which could result in him or her subsequently being subject to this trading restriction. If you have any questions resulting from such a change, you should consult with the Chief Compliance Officer. You should also note that this prohibition would effectively limit the utility of options trading and short sales of securities and could make legitimate hedging activities less available. Any profits realized on such short term trades will have to be disgorged.

   No portfolio manager may:

      [ ] Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days before that security is bought or sold on behalf of any TCW client for which the portfolio manager serves as portfolio manager. Violation of this prohibition will require reversal of the transaction and any resulting profits will be subject to disgorgement.

      [ ] Purchase any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is sold or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is bought on behalf of any TCW client for which the portfolio manager serves as portfolio manager. In addition, any portfolio manager who manages a registered investment company may not purchase or sell any security for his or her own account or any Outside Fiduciary Account for the period of seven days after that security is bought or sold on behalf of registered investment company for which the portfolio manager serves as investment manager. Violation of these prohibitions will require reversal of the transaction and any resulting profits will be subject to disgorgement.

Any profits subject to disgorgement will be given to a charity selected by TCW or under TCW's direction.

Securities or Transactions Exempt From Personal Investment Transactions Policy

The following securities or transactions are exempt from some aspects of the personal investment transactions policy:

   (a)   U.S. Government Securities.


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   (b)   Bank Certificates of Deposit.
   (c)   Bankers' Acceptances.
   (d) Commercial Paper or other high quality short-term debt instruments (investment grade, maturity not greater than one year).
   (e)   Shares in open-end investment companies (mutual funds).
   (f) Securities purchased on behalf of an Covered Person for an account over which the Covered Person has no direct or indirect influence or control.
   (g)   Securities purchased through an automatic dividend reinvestment plan.
   (h) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.
   (i) Stock index futures and nonfinancial commodities (e.g., pork belly contracts).
   (j)   Interests   in   TCW-sponsored    limited   partnerships   or   other
         TCW-sponsored private placements.
   (k)   Securities  acquired in  connection  with the  exercise of an option.
         The purchase  or  writing   (sale)  of  an  option  is  not  an  exempt
         transaction.

It is not necessary to preclear personal transactions for any exempt securities or transactions. However, it still is necessary to report such securities (other than securities exempt under clauses (a), (b), (c), (d), (e) or (f) above) in the quarterly transaction reports or annual securities holdings list. Personal investment transactions in exempt securities are still subject to TCW's policy on inside information.

Reporting of Transactions

I. Covered Persons

Quarterly Reports. All Covered Persons must file with the Compliance Department quarterly reports of personal investment transactions (Exhibit C-B) by the 10th day of January, April, July and October or, if that day is not a business day, then the first business day thereafter. In each quarterly report, the Covered Person must report all personal investment transactions in which he or she has a beneficial interest and which were transacted during the quarter other than transactions in U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper, high quality short-term debt instruments or shares of open-end mutual funds. Every Covered Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report. You are charged with the responsibility for making the quarterly reports. Any effort by TCW to facilitate the reporting process does not change or alter that responsibility.

The report must be on the form provided by TCW. Since the form may change over time, you should ask Andrew McManus or his designee for supplies of the current form.


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Broker Statements and Trade  Confirmations.  All Covered Persons are required to direct brokers of accounts in which they have a beneficial interest to supply to TCW, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements. This requirement does not apply to Outside Fiduciary Accounts. To maximize the protection of your privacy, you should direct your brokers to send this information to:

            Trust Company of the West
            P.O. Box 71940
            Los Angeles, CA  90017

II. Officers and Directors of TCW Investment Management Company, the Galileo Funds and CVT, and All TCW Investment Personnel

Officers of TCW Investment Management Company, the Galileo Funds and CVT, and all TCW Investment Personnel are required to file the following reports in addition to those above.

Initial Holdings Reports. All TCW Investment Personnel and "Access Persons" are required to submit an Initial Holdings Report listing all securities in which the person has a beneficial interest other than U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper, high quality short-term debt instruments or shares of mutual funds within 10 days of becoming either TCW Investment Personnel or an "Access Person". An "Access Person" means Director, President, Executive Vice President, Managing Director or Senior Vice President of TCW Investment Management Company (the investment adviser to registered investment companies) or any officer or interested Director of the Galileo Funds or CVT.

Annual Holdings Reports. All TCW Investment Personnel and "Access Persons" are required to file an Annual Holdings Report which provides a listing of all securities in which the person a beneficial interest as of December 31 of the preceding year, other than U.S. government securities, bank certificates of deposit, bankers' acceptances, commercial paper, high quality short-term debt securities or shares of mutual funds.

See the reference table below for a summary of reporting requirements.

                     REPORTING REQUIREMENTS REFERENCE TABLE

---------------------------------------------------------------------------

If you are a "Covered Person"         Then you must file:
[all TCW directors, officers and      (1)   Personal Investment
employees].                                 Transactions Approval Form
                                            prior to trading;
                                      (2)   Quarterly Reports;
                                      (3)   Broker Statements and Trade
                                            Confirmations; and
---------------------------------------------------------------------------


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--------------------------------------------------------------------------------
                                      (4)   an Annual Compliance
                                            Certification.
--------------------------------------------------------------------------------
If you are considered TCW             In addition to the requirements for
"Investment Personnel" [portfolio     "Covered Person", you must file:
manager, securities analyst or a      (1)   an Initial Holdings Report;
securities trader].                         and
                                      (2)   an Annual Holdings Report.

--------------------------------------------------------------------------------

If you are an "Access Person" of TCW   In addition to the requirements for
Investment Management Company          "Covered Person", you must file:
[Director,President, Executive Vice    (1)   an Initial Holdings Report;
and Senior Vice President]                   Director or President,
[any officer or interested Director].        Managing or the Galileo Funds
                                             or CVT
                                       (2)   an Annual Holdings Report.

--------------------------------------------------------------------------------

If you have any questions about the Personal Investment Transactions Policy, call Andrew McManus, Hilary Lord or Michael Cahill.

                   III. POLICY STATEMENT ON INSIDER TRADING

The professionals and staff of TCW occasionally come into possession of material, non-public information (often called "inside information "). Various federal and state laws, regulations and court decisions, as well as general ethical and moral standards, impose certain duties with respect to the use of this inside information. The violation of these duties could subject both TCW and the individuals involved to severe civil and criminal penalties and the resulting damage to reputation. TCW views seriously any violation of this policy statement. Violations constitute grounds for disciplinary sanctions, including dismissal.

Within an organization or affiliated group of organizations, courts may attribute one employee' s knowledge of inside information to another employee or group that later trades in the affected security, even if there had been no actual communication of this knowledge. Thus, by buying or selling a particular security in the normal course of business, TCW personnel other than those with actual knowledge of inside information could inadvertently subject TCW to liability. Alternatively, someone obtaining inside information in a legitimate set of circumstances may inadvertently restrict the legitimate trading activities of other persons within the company.


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The risks in this area can be  significantly  reduced through the  conscientious use of a combination of trading restrictions and information barriers designed to confine material non-public information to a given individual, group or department (so-called "Chinese Walls "). One purpose of this Policy Statement is to establish a workable procedure for applying these techniques in ways that offer significant protection to TCW and its personnel, while providing flexibility to carry on TCW's investment management activities on behalf of our clients.

See the attached Reference Table if you have any questions on this Policy or who to consult in certain situations.

TCW Policy on Insider Trading

Trading Prohibition - No officer, director or employee of TCW may buy or sell a security (or a related option or warrant) in a company, either for themselves or on behalf of others, while in possession of material, non-public information about the company. This means that you may not buy or sell securities for yourself or anyone, including your spouse, a relative, friend, or client any you may not recommend that anyone else buy or sell a security of a company on the basis of inside information regarding that company.
Communication Prohibition - No officer, director or employee of TCW may communicate material, non-public information to others who have no official need to know. This is known as 'tipping", which is also a violation of the insider trading laws, even if the "tipper" did not personally benefit. Therefore, you should not discuss such information acquired on the job with your spouse or with friends, relatives, clients, or anyone else outside of TCW except on a need-to-know basis relative to your duties at TCW. If you convey material non-public information to another person, even inadvertently, it is possible that the other person if he or she trades on such information would violate insider trading laws. This is known as "tippee liability". You should remember that you may obtain material, non-public information about entities sponsored by TCW, like its mutual funds.

What is Material Information?

Information is "material" when a reasonable investor would consider it important in making an investment decision. Generally, this is information whose disclosure could reasonably be expected to have an effect on the price of a company"s securities. The general test is whether a reasonable investor would consider it important in deciding whether or not to bur or sell a security in the company. The information could be positive or negative.

Whether something is material must be evaluated relative to the company in whose securities a trade is being considered -- a multi-million dollar contract may be immaterial to Boeing but material to a smaller capitalization company. Some examples of material information are: dividend changes, earnings results, changes in previously released earnings estimates, significant merger, joint venture or acquisition proposals or agreements, stock buy back proposals, tender offers, rights offerings, new


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product  releases or schedule  changes,  significant  accounting  write-offs  or charges, credit rating changes, changes in capital structure (e.g. stock splits), accounting changes, major technological discoveries or break throughs,
major  capital   investment  plans,  major  contract  awards  or  cancellations, governmental investigations, major litigation or disposition of litigation, liquidity problems, and extraordinary management developments or changes.

Material information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports to be issued in the financial press may also be deemed material. For example, the Supreme Court upheld the criminal convictions of insider traders who capitalized on pre-publication information about the Wall Street Journal's "Heard on the Street" column.

Since there is no clear or "bright line" definition of what is material, assessments sometimes require a fact specific inquiry. For this reason, if you have questions about whether information is material, please direct them to the Director of Research or your Department Head and, if further inquiry is desired or required, the Chief Compliance Officer or the General Counsel.

What is Non-Public Information?

Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the SEC or some other governmental agency, the Dow Jones "tape", release by Standard & Poors or Reuters or publication in the Wall Street Journal or some other publication of general circulation. Information remains non-public until a reasonable time elapses after it is disseminated. While there is no specific rule, generally trading 24 hours after the public dissemination of information would not be prohibited (though the wait period may be shorter where a press release is involved).

What are Some Examples of How TCW Personal Could Obtain Inside Information and What You Should Do in These Cases?

In the context of TCW's business, the following are some examples of how a person could come into possession of insider information:

(a) Board of Directors Seats

TCW officers, directors and employees are sometimes asked to sit on the Board of Directors of public companies - sometimes in connection with their duties at TCW and sometimes not. These public companies will generally have restrictions on their Board members' trading in the companies' securities except during specified "window periods" following the public dissemination of financial information. As noted elsewhere in the Code of Ethics, service as a director of a non-TCW company


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requires  approval  and,  if  approval  is  given,  it  will be  subject  to the implementation of procedures to safeguard against potential conflicts of interest or insider trading, such as Chinese Wall procedures or placing the securities on a restricted list. Cases of fund managers sitting on Boards of public companies have been highlighted in the press and have underlined that the effect of inadequate safeguards could be to inadvertently render securities "illiquid" in the hands of TCW. In order to mitigate against this risk, anyone sitting on a board of public company should consider the Chinese Wall Procedures below as applicable to them and should abide by them. If the Board seat is held in connection with TCW clients and there is some legitimate need to communicate the information, the Chief Compliance Officer or General Counsel should be contacted to determine whether to redefine the scope of the Chinese Wall or place the securities on restricted status.

(b) Deal-Specific Information

Under certain circumstances, an employee may receive insider information for a legitimate purpose in the context of a transaction in which a TCW entity or account is a potential participant. This "deal-specific information" may be used by the department to which it was given for the purpose for which it was given. Generally, if a confidentiality agreement is to be signed, it should be assumed that insider information is included. However, even in the absence of a confidentiality agreement, insider information may be received. This type of information may be given in connection with TCW's making a direct investment in a company in the form of equity or debt; it may also involve a purchase by TCW of a debt or equity security in a secondary transaction or in the form of a participation. This type of situation typically arises in mezzanine financings, loan participations, bank debt financings, venture capital financing, purchases of distressed securities, oil and gas investments and purchases of substantial blocks of stock from insiders. You should remember that even though the investment for which the deal-specific information is being received may not be a publicly traded security, the company may have other classes of publicly traded securities that are publicly traded and the receipt of the information by TCW can affect the ability of other parts of the organization to trade in those securities. For the foregoing reasons, if you are to receive any deal-specific information on a company with any class of publicly traded securities, please contact the TCW product attorney for your area, who will then obtain the necessary preclearance from the Chief Compliance Officer or the General Counsel.

(c) Creditors' Committees

On  occasion  an  investment  may go  into  default  and  TCW  is a  significant participant. In that case, TCW may be asked to participate on a Creditors' Committee. Creditors' Committees are often involved in intensive negotiations involving restructuring, work-outs, recapitalizations and other significant events that would affect the company and are given access to insider information. TCW's sitting on such a committee could substantially affect its ability to trade in securities in the company and, therefore, before sitting on any Creditors' Committee, you must first get the approval of the Chief Compliance Officer or the General Counsel.


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(d) Information about TCW Products

Persons involved with the management of limited partnerships, trusts and mutual funds (closed-end and open-end) which themselves issue securities could come into possession of material information about those funds that is not generally known to their investors or the public and that could be considered inside information. For example, plans with respect to dividends could be considered insider information and buying or selling securities in a TCW product with knowledge that there will be an imminent change in dividends would be a violation of the policy. Another example would be if there were to be a large scale buying or selling program or a sudden shift in allocation that was not generally known, this could be considered inside information. However, normal portfolio decisions or securities trading in the ordinary course would not normally be considered inside information. Persons involved with management of these funds and, in particular, portfolio managers and investment personnel, but also support and administrative personnel should be sensitive to the fact that they have access to such information. Department Heads for each product area and the head of mutual funds for TCW are responsible for notifying the Chief Compliance Officer of this type of inside information so she can impose appropriate restrictions, and advise her when the information becomes public or stale, so that the restriction can be removed.

(e) Contacts with Public Companies

For TCW,  contacts  with public  companies  represent an  important  part of our research efforts. TCW makes investment decisions on the basis of the firm's conclusions formed through such contacts and analysis of publicly available information. Difficult legal issues arise, however, when, in the course of these contacts, a TCW employee becomes aware of material, non public information. This could happen, for example, if a company's Chief Financial Officer prematurely discloses quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, TCW must make a judgment as to its further conduct. If an issue arises in this area, a research analysts notes could become subject to scrutiny and they have become increasingly the target of plaintiffs' attorneys in securities class actions.

This area is one of particular concern to the investment business and, unfortunately, it is one with a great deal of legal uncertainty. In a notable 1983 case, the U.S. Supreme Court recognized explicitly the important role of analysts to ferret out and analyze information as necessary for the preservation of a healthy market. It also recognized that questioning of corporate officers and insiders is an important part of this information gathering process. The Court thus framed narrowly the situations in which analysts receiving insider information would be required to "disclose or abstain" from trading (generally where the corporate insider was disclosing for an improper purpose, such as personal benefit, and the analyst knows it). However, the Securities and Exchange Commission has declared publicly its disfavor with the case and since then has brought enforcement proceedings indicating that they will take strict action against What they see as "selective disclosures" by corporate insiders to securities analysts, even where the corporate insider was getting no personal benefit and was trying to correct market misinformation. Thus, the status of company-to-analyst


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contacts has been  characterized as "a fencing match on a tightrope" and a noted
securities professor has said that the tightrope is now electrified.

Because of this uncertainty, caution is the recommended course of action. If an analyst receives what he or she believes is insider information and if you feel you received it in violation of a corporate insider's fiduciary duty or for his personal benefit, you should make reasonable efforts to achieve public dissemination of the information and restrict trading until then. The Director of Research or your Department Head should be contacted if you have questions or doubts and they will contact the Chief Compliance Officer or General Counsel if required.

What is the Effect of Receiving Inside Information?

The person actually receiving the inside information is subject to the trading and communication prohibitions discussed above. However, since TCW is a company, questions arise as to how widely that information is to be attributed throughout the company. Naturally, the wider the attribution, the greater the restriction will be on other persons and departments within the company. Therefore, anyone receiving insider information should be aware that the consequences can extend well beyond themselves or even their departments.

In the event of receipt of insider information by an employee, the company will generally adopt one of two postures: (1) place a "firm wide restriction" on securities in the affected company which would bar any purchases or sales of the securities by any department or person within TCW, whether for a client or personal account (absent specific approval); or (2) establish a "Chinese Wall around the individual or a select group or department. In these cases, those persons falling within the Chinese Wall would be subject to the trading prohibition and, except for need-to-how communications to others within the Chinese Wall, the communication prohibition discussed above. The breadth of the Chinese Wall and the persons included within it would have to be determined on a case-by-case basis. In these circumstances, the Chinese Wall procedures are designed to "isolate" the inside information and access to it by an individual or select group in order to allow the remainder of the company not to be affected by it. In any case where a Chinese Wall is imposed, the Chinese Wall procedures discussed below must be strictly observed.

Does TCW Monitor Trading Activities?

The Compliance Department conducts reviews of securities trading in securities identified to it as securities in which TCW may be deemed to possess insider information. The Compliance Department surveys transactions effected by the Company, its employees and its client accounts for the purpose of, among other things, identifying transactions that may violate laws against insider trading and, when necessary, investigating such trades.

Penalties and Enforcement by SEC and Private Litigants


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The Director of  Enforcement  of the SEC has said that the SEC pursues all cases of insider trading regardless of the size of transaction and regardless of the persons involved. Updated and improved detection, tracking and surveillance technique in the past few years have strengthened enforcement efforts by the SEC as well as the stock exchanges. This surveillance is done routinely in many cases or can be based on informants in specific cases. Penalties for violations are severe for both the individual and possibly his or her employer. These could include:

      o     giving up all profits made (or losses avoided) trebled.
      o     fines of up to $1 million
      o     jail up to 10 years
      o     civil lawsuits by shareholders of the company inquestion.

The regulators, the market and TCW view violations seriously.

What You Should do if You do if You Have a Question About Inside Information?

Before executing any trade for yourself or others, including clients of TCW, you must consider whether you have access to material, non-public information. If you believe you have received oral or written material, non-public information, you should discuss the situation immediately with the Chief Compliance Officer or the General Counsel. You should not discuss the information with anyone else within or outside TCW. The Chief Compliance Officer will, with the assistance of counsel as required, determine whether the information is of a nature requiring restrictions on use and dissemination and when any restrictions should be lifted.

TCW"s Chinese Wall Procedures

"Before I built a wall I 'd ask to know what was I walling in or walling out." Robert Frost, Mending Wall ( 1914)

The Securities and Exchange Commission has long recognized that procedures designed to isolate material non-public information to specific individuals or groups can be a legitimate means of curtailing attribution of knowledge of this inside information to an entire company. These types of procedures are typical in multi-service broker- dealer investment banking firms and are known as "Chinese Wall procedures". In those situations where TCW believes insider information can be isolated, the following Chinese Wall procedures would apply. These Chinese Wall procedures are designed to "quarantine" or "isolate" the individuals or select group of persons within the Chinese Wall.

Identification of the Walled-In Individual or Group


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The persons subject to the Chinese Wall procedures will be identified by name or group designation. If the Chinese Wall procedures are applicable simply because of someone serving on a Board of Directors of a public company in a personal capacity, it is likely that the Chinese Wall will apply exclusively to that individual, although in certain circumstances it may be appropriate to expand the wall. Where the information is received as a result of being on a Creditors' Committee, serving On a Board in a capacity related to TCW's investment activities or receipt of deal-specific information, the walled in group will generally refer to the product management group associated with the deal and, in some cases, related groups or groups that are highly interactive with that group. Determination of the breadth of the Chinese Wall is fact-specific and must be made by the Chief Compliance Officer or the General Counsel. Therefore, as noted above, it is important to advise them if you come into possession of material, non-public information.

Isolation of Information

Fundamental to the concept of a Chinese Wall is that the inside formation be effectively quarantined to the walled-in group. The two basic procedures that must be followed to accomplish this are as follows:

(a) Restrictions on Communications

Communications regarding the inside information or the subject company should only be held with persons within the walled-in group on a need-to-know basis or with the General Counsel or Chief Compliance Officer. Communications should be discreet and should not be held in the halls, in the lunchroom or on cellular phones. In some cases it may be appropriate to use code names for the subject company as a precautionary measure. If persons outside the group are aware of your access to information and ask you about the target company, they should be told simply that you are not at liberty to discuss it. On occasion, it may be desirable to discuss the matter with someone at TCW outside the group. No such communications should be held without first receiving the prior clearance of the Chief Compliance Officer or the General Counsel. In such case, the person outside the group and possibly his or her entire department, will thereupon be designated as "inside the wall" and will be subject to all the Chinese Wall restrictions in this memo.

(b) Restrictions on Access to Information

The files, computers and offices where confidential information is physically stored should generally be made inaccessible to persons not within the walled-in group. In certain circumstances, there is adequate and physical segregation of the group whereby access would be very limited. However, in other cases where there is less physical segregation between the group and others, additional precautionary measures should be taken to make sure that any confidential non-public information is kept in files securely and not generally accessible.


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Trading Activities by Persons Within the Wall

Persons within the Chinese Wall are prohibited from buying or selling securities in the subject company, whether on behalf of TCW, clients or in personal transactions. This restriction would not apply in the following two cases: (1) Where the affected persons have received deal-specific information, the persons are permitted to use the information to consummate the deal for which it was given; and (2) In connection with a liquidation of a client account in full, the security in the affected account may be liquidated if the client has specifically instructed TCW to liquidate the account in its entirety and if no confidential information has been shared with the client. In this circumstance, TCW would attribute the purchase or sale as having been effected at the direction of the client rather than pursuant to TCW's discretionary authority and TCW would be acting merely in an executory capacity - again, assuming no confidential information has been shared with the client. The liquidating portfolio manager should confirm to the Compliance Department in connection with such a liquidation that no confidential information has been shared with the client.

Note that if the transaction permitted under paragraph (a) is a secondary trade (versus a direct company issuance), counsel should be consulted to determine disclosure obligations to the counterpart of the insider information in our possession.

Termination of Chinese Wall Procedures

When the information has been publicly disseminated and a reasonable time has elapsed, or if the information has become stale, the Chinese Wall procedures with respect to the information can generally be eliminated. This is particularly tree where the information was received in an isolated circumstance such as an inadvertent disclosure to an analyst or receipt of deal-specific information. However, persons who by reason of an ongoing relationship or position with the company are more exposed to the receipt of such information on a frequent basis (for example, being a member of the Board of Directors or on a Creditors' Committee) would ordinarily be subject to the Chinese Wall procedures on a continuing basis and may be permitted to trade only during certain "window periods" when the company permits such "access" persons to trade.

It will be the responsibility of each Group Head to ensure that members of his or her group are abiding by these Chinese Wall procedures in every instance.


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                                 REFERENCE TABLE

--------------------------------------------------------------------------------
IF YOU HAVE A QUESTION           YOU SHOULD CONTACT
ABOUT....
--------------------------------------------------------------------------------
Whether information is           First: The Director of Research  or  your
"material" or "non-public"       Department Head.
                                 If further inquiry is needed or desired,  Chief
                                 Compliance Officer or General Counsel
--------------------------------------------------------------------------------
Taking a Board of Directors      General Counsel or Chief Compliance Officer
Seat (Pre-approval is required)
--------------------------------------------------------------------------------
Obtaining   deal-specific   TCW  attorney   responsible  for  product  or  Chief
information (preclearance is Officer or General Counsel.
Compliance required)
--------------------------------------------------------------------------------
Sitting on a Creditors           Chief Compliance Officer or General Counsel
Committee (Pre-approval is
required)
--------------------------------------------------------------------------------
Inside information on TCW        Department  Head for product area or for mutual
commingled funds (e.g.           funds (who mutual will notify Chief Compliance
partnerships, masts,             Officer)
funds)
--------------------------------------------------------------------------------
Contacts with a public company   First:   The   Director  of  Research  or  your
                                 Department Head. If further inquiry is needed
                                 or desired,  Chief Compliance Officer or
                                 General Counsel
--------------------------------------------------------------------------------
This Policy in general           Chief Compliance Officer or General Counsel
--------------------------------------------------------------------------------
Setting up a Chinese Wall        Chief Compliance Officer or General Counsel
--------------------------------------------------------------------------------
Who is "within" or "outside" a   Chief Compliance Officer or General Counsel
Chinese Wall
--------------------------------------------------------------------------------
Restricted Securities List       Chief Compliance Officer or General Counsel
--------------------------------------------------------------------------------
Terminating a Chinese Wall       Chief Compliance Officer or General Counsel
--------------------------------------------------------------------------------
Certain Operational Procedures in Connection With Enforcement of Insider Information and Insider Trading Policies

The following are certain operational procedures that will be followed to ensure communication of insider trading policies to TCW's employees and enforcement thereof by the Company.

(a) Education and Training

New Employees - The policy is in the Employee Handbook as pan of the TCW Code of Ethics. Each new employee receives the Handbook from Human Resources. Human Resources will have each


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new  employee  certify  that he or she:  agrees  to abide by the Code of  Ethics
(including the policy on insider trading). Each new employee is required to view a Compliance orientation tape which discusses, among other things, the policy.

Existing Employees - There will be an annual Compliance session which at least all officers are required to attend in person or by viewing a video. The policy on insider information and trading will be discussed at that session. Each employee will be required to annually certify that he has read and understands the term of the Code of Ethics for TCW (including the policy on insider trading).

(b) Maintenance of Restricted List

TCW will maintain a list of the securities for which TCW is generally limited firm-wide from engaging in transactions - the Restricted List. This list is maintained by the Personal Securities Administrator, who distributes it to the following personnel in all TCW offices: all traders, portfolio managers, analysts, investment control, securities clearance, as well as certain other individuals. This list is issued whenever there is an addition, deletion or modification, as well as periodically if there have been no changes. In some cases, the list may note a partial restriction, e.g. restricted as to purchase, restricted as to sale, or restricted as to a particular group or person. The Personal Securities Administrator maintains an annotated copy of the list which explains why each item is on it, and has a section giving the history of every item that has been deleted. This Annotated List is distributed to the General Counsel and the Chief Compliance Officer, as well as any additional persons which either of them may approve. In addition, there is a Limited Annotated List that only shows the securities on the list because of the Special Credits Products and this list is distributed to the General Counsel at Oaktree.

The Restricted List is updated whenever there is a change, which the Personal Securities Administrator has confirmed should be added with the General Counsel, the Chief Compliance

Officer, or in certain cases the in-house attorney who handles the Special Credits/Section 13D issues.

The Chief Compliance Officer or General Counsel or someone one of them designates must approve any exemption, which is then documented by the Personal Securities Administrator.

(c) Maintenance of Watch List

TCW will maintain a Watch List of those companies for which it has material non-public information and it has instituted a Chinese Wall. This list will be restricted in distribution to the Chief Compliance Officer and her staff and the General Counsel, and such other persons as the Chief Compliance Officer or General Counsel approve. It will be used for the purpose of surveillance as described below. The list contains information such as the contact person that resulted in the security' s being put on the list, the group(s) subject to the Chinese Wall, when a security is put on


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the list or taken off when it should be reviewed to see if it can be taken off
(e.g. when confidentiality agreement expires), why the security was added and deleted, and whether there is a confidentiality agreement. See sample attached.

(d) Surveillance

The Compliance Department will periodically review trading in accounts in shares of companies on the Watch List by TCW personnel, whether on behalf of clients or in personal trading, and by TCW in its proprietary accounts. If the Chief Compliance Officer determines that there has been any unusual trading that warrants further investigation, she will coordinate a review. If any impropriety is found, the Chief Compliance Officer will report it to the General Counsel and the President of The TCW Group, Inc., and such other persons as she may deem appropriate.

(e) Consent to Service on Boards of Directors and Creditors' Committees

In order to monitor situations where material, non-public information may become available by reason of a board position, employees are required to obtain consent for accepting positions on non-TCW boards of directors. See Code of Ethics. Similarly, consent is required for employees to sit on Creditors' Committees. See Policy Statement and Procedures on Insider Information and Insider Trading. The General Counsel or Chief Compliance Officer will grant any such approvals and it will be documented by the Personal Securities Administrator.



                IV  GIFTS, PAYMENTS, AND PREFERENTIAL TREATMENT

Gifts Received by Employees

No employee should solicit, receive, or participate in any arrangement leading to a gift to himself or herself, relatives, or friends, or any business in which any of them have a substantial interest, in consideration of past, present or prospective business conducted with TCW. As a general rule, you should not accept gifts of more than de minimis value from present or prospective clients, providers of goods or services or others with which TCW has dealings. While there is no absolute definition of de minimis, you should exercise good judgment to assure that no gift that is excessive in value is accepted. You should immediately report any offer of an improper gift to Hilary Lord.

The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, excessive entertainment food or beverages, or anything else of value. Gifts to an employee's immediate family are included in this policy. The receipt of cash gifts by employees is absolutely prohibited.


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If you  believe  that you  cannot  reject or return a gift  without  potentially damaging friendly relations between a third party and TCW, you should report the gift and its estimated dollar value in writing to Hilary Lord, who may require that the gift be donated to charity.

Gifts and Entertainment Given by Employees

It is acceptable for you to give gifts or favors of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment. Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of TCW's business.

Political Contributions

It is the policy of TCW to comply fully with federal and state election campaign laws. You are responsible for monitoring your own political contributions to be certain that they comply with all applicable laws.

Other Codes of Ethics

You should be aware that sometimes a client imposes more stringent codes of ethics than those set forth above. If you are subject to a client's code of ethics, you should abide by it.

                              V OUTSIDE ACTIVITIES

Outside Employment

Each employee is expected to devote his or her full time and ability to TCW's interests during regular working hours and such additional time as may be properly required. TCW discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to your Department Head. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed. If your Department Head approves your request, it will be submitted to Alvin Albe for final approval.

An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with the interest of TCW; (b) encroaches on normal working time or otherwise impairs performance; (c) implies TCW's sponsorship or support of an outside organization; or (d) reflects directly or indirectly adversely on TCW. Corporate policy prohibits outside employment in the securities brokerage industry. Employees must abstain from negotiating, approving or voting on any transaction between TCW and any outside organization with which they are affiliated, whether as a representative of TCW or the outside organization except in the ordinary course of their providing services for TCW and on a fully disclosed basis.


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If you have an approved second job, you are not eligible to receive compensation during an  absence  from work which is the result of an injury on the second job
and  outside   employment  will  not  be  considered  an  excuse  for  poor  job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

Any other outside activity or venture that is not covered by the foregoing, but that may raise questions, should be cleared with Alvin Albe.

Service as Director

No officer, portfolio manager, investment analyst or securities trader may serve as a director or in a similar capacity of any non-TCW company or institution, whether or not it is part of your role at TCW, without prior approval of the Approving Officers. You do not need approval to serve on the board of a private family corporation for your family or any charitable, professional, civic or nonprofit entities that are not clients of TCW and have no business relations with TCW. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as Chinese Wall procedures or placing securities of the company on a restricted list. TCW may withdraw approval if senior management concludes that withdrawal is in TCW's interest. Also, if you serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g. the company enters into business relations with TCW or becomes a client), you must then get approval. See the attached sample of a Report on Outside Directorships which you should use to seek any approval (Exhibit C-F).

Fiduciary Appointments

No employee may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the Approving Officers. This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment adviser for the entity's assets. If TCW grants you approval to act as a fiduciary for an account outside TCW, it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded by you as a fiduciary will be subject to the TCW Personal Investment Transactions Policy.

Compensation, Consulting Fees and Honorariums

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You should report the amount of this compensation to Alvin Albe. You may not retain compensation received for services on boards of directors or as officers of


                                                                             C21

COMPLIANCE
TCW                                                          [GRAPHIC OMITTED]
EMPLOYEE POLICY
March 2000
--------------------------------------------------------------------------------

corporations where you serve in the course of your employment activities with TCW. You may also retain honorariums received by you for publications, public speaking appearances, instruction courses at educational institutions, and similar activities. You should direct any questions concerning the permissible retention of compensation to Alvin Albe.

Participation in Public Affairs

TCW encourages its employees to support community activities and political processes. Normally, voluntary efforts take place outside of regular business hours. If voluntary efforts require corporate time, you should obtain prior approval from Alvin Albe. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from Alvin Albe. You must campaign for an office on your own time and may not use TCW property or services for such purposes without proper reimbursement to TCW.

In all cases, employees participating in political activities do so as individuals and not as representatives of TCW. To prevent any interpretation of sponsorship or endorsement by TCW, you should not use either the TCW name or its address in material you mail or funds you collect, nor, except as necessary biographical information, should TCW be identified in any advertisements or literature.

Serving as Treasurer of Clubs, Churches, Lodges

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with the your personal funds or TCW's funds.

                           VI. OTHER EMPLOYEE CONDUCT

Personal Financial Responsibility

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, you are not permitted to borrow from clients, or from providers of goods or services with whom TCW deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment. This prohibition does not preclude borrowing from individuals related to you by blood or marriage.

Taking Advantage of a Business Opportunity that Rightfully Belongs to TCW

Employees must not take for their own advantage an opportunity  that  rightfully
belongs  to  TCW.   Whenever  TCW  has  been  actively   soliciting  a  business
opportunity, or the opportunity has been


                                                                             C22

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TCW                                                          [GRAPHIC OMITTED]
EMPLOYEE POLICY
March 2000
--------------------------------------------------------------------------------

offered to it, or TCW's funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to TCW and not to employees who may be in a position to divert the opportunity for their own benefits.

      Examples of improperly taking advantage of a corporate opportunity include:

      [ ] Selling information to which an employee has access because of his/her position.

      [ ] Acquiring any real or personal property interest or right when TCW is known to be interested in the property in question.


      [ ] Receiving a commission or fee on a transaction which would otherwise accrue to TCW.

      [ ]   Diverting business or personnel from TCW.

Corporate Property or Services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to TCW, unless approved by Alvin Albe. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited. This would include the use of inside counsel for personal legal advice absent approval from the General Counsel or use of outside counsel for personal legal advice at TCW's expense.

Use of TCW Stationery

It is inappropriate for employees to use official corporate stationery for either personal correspondence or other non-job-related purposes.

Giving Advice to Clients

TCW cannot practice law or provide legal advice. You should avoid statements that might be interpreted as legal advice. You should refer questions in this area to Michael Cahill. You should also avoid giving clients advice on tax matters, the preparation of tax returns, or investment decisions, except as may be appropriate in the performance of an official fiduciary or advisory responsibility, or as otherwise required in the ordinary course of your duties.


                                                                             C23

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TCW                                                          [GRAPHIC OMITTED]
EMPLOYEE POLICY
March 2000
--------------------------------------------------------------------------------

                              VII. CONFIDENTIALITY

All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the organization under any circumstance. One of the most sensitive and difficult areas in TCW's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by TCW.

Consequently,   all  employees  will  be  required  to  sign  and  adhere  to  a
Confidentiality Agreement (Exhibit C-G).

                             VIII. EXEMPTIVE RELIEF

The  Approving  Officers,  consisting of (i) one of Alvin Albe or Marc Stern and
(ii) one of Michael Cahill or Hilary Lord, will review and consider any proper request of an Covered Person for relief or exemption from any remedy, restriction, limitation or procedure contained in this Code of Ethics which is claimed to cause a hardship for such Covered Person or which may involve an unforeseen or involuntary situation where no abuse is involved. Exemptions of any nature may be given on a specific basis or a class basis, as the Approving Officers determine. The Approving Officers may also grant exemption from Covered Person status to any person or class of persons it determines do not warrant such status. Under appropriate circumstances, the Approving Officers may authorize a personal transaction involving a security subject to actual or prospective purchase or sale for TCW clients, where the personal transaction would be very unlikely to affect a highly institutional market, where the TCW officer or employee is not in possession of Inside Information, or for other reasons sufficient to satisfy the Approving Officers that the transaction does not represent a conflict of interest, involve the misuse of inside information or convey the appearance of impropriety. The Approving Officers shall meet on an ad hoc basis, as deemed necessary upon written request by an Access Person, stating the basis for his or her request for relief. The Approving Officers' decision is solely within their complete discretion.

                                  IX. SANCTIONS

Upon discovering a violation of this Code, TCW may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.

                       X. ANNUAL COMPLIANCE CERTIFICATION

TCW will require all Covered Persons and TCW directors to certify  annually that
(i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of


                                                                             C24

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TCW                                                          [GRAPHIC OMITTED]
EMPLOYEE POLICY
March 2000
--------------------------------------------------------------------------------

this Code, including but not limited to the personal investment transactions policies contained in this Code (Exhibit C-E).


                                                                             C25

COMPLIANCE
TCW                                                          [GRAPHIC OMITTED]
EMPLOYEE POLICY
March 2000
--------------------------------------------------------------------------------


                                 CODE OF ETHICS
                             EMPLOYEE CERTIFICATION


            I have read and understand the terms of the Code of Ethics of The TCW Group, Inc. dated March 2000, as amended. I recognize the responsibilities and obligations incurred by me as a result of my being subject to this Code of Ethics. I hereby agree to abide by the Code of Ethics.


---------------------------------                     -----------------------
(Signature)                                                            (Date)


---------------------------------
(Print name)


                                                                             C26

COMPLIANCE
TCW                                                          [GRAPHIC OMITTED]
EMPLOYEE POLICY
March 2000
--------------------------------------------------------------------------------

                                    EXHIBITS


            Request for Personal Investment Transactions Approval       C-A
            Quarterly Report of Personal Investment Transactions        C-B
            Initial Holdings Report                                     C-C
            Annual Holdings Report                                      C-D
            Annual Compliance Certification                             C-E

            Report on Outside Directorships and Officerships            C-F

            Confidentiality Agreement                                   C-G


                                                                             C27

              REQUEST FOR PERSONAL INVESTMENT TRANSACTIONS APPROVAL
                          (please print legibly in ink)

DO NOT TRADE UNTIL YOU HAVE BEEN NOTIFIED BY THE PERSONAL SECURITIES ADMINISTRATOR THAT YOU CAN TRADE. THIS AUTHORIZATION IS VALID ONLY THROUGH THE BUSINESS DAY FOLLOWING APPROVAL DATE. ANY TRANSACTION, OR PORTION THEREOF, NOT SO COMPLETED WILL REQUIRE A NEW APPROVAL. YOU WILL GET A COPY OF THE FORM COUNTERSIGNED BY THE ADMINISTRATOR FOR YOUR PERSONAL RECORDS.

REMINDER:   ADVISE YOUR BROKER TO SUPPLY DUPLICATE CONFIRMS AND STATEMENTS ON
ALL TRANSACTIONS TO:
                  TCW, P.O. Box 71940, Los Angeles, California 90071,
Attention: Andrew McManus.

Name:  __________________     Department:    ___________________________________

Date:  _____________________  Buy ___________________   Sell ___________________

Remember:   Uncovered short sales are prohibited.
            Portfolio Managers are subject to "Blackout" periods for securities including the underlying securities for options. Portfolio Managers who manage any registered investment company for TCW and their associated investment personnel may not buy and sell, or sell and buy, the same security within 60 calendar days.

Full Name of Security and Issuer :
--------------------------------------------------------------------------------

If security is an ADR, ADS, option, or warrant describe the underlying security:
--------------------------------------------------------------------------------

CUSIP, SEDOL or other number for security (Your broker can give you):________________________Security Symbol_______________________________
Please place a check in all of the applicable boxes. Omissions will result in delays in the processing of the request.

SECURITY IS:
I.    Domestic or Foreign:

      [   ]       A. Domestic     [   ]  B. Foreign and if so,
                                            specify country:____________________

II.   Equity or Fixed Income

      A.  Equity
      [   ]       1. Common Stock or Preferred Stock
      [   ]       2. Shares of Closed-End Investment Company
      [   ]       3. Convertible Preferred Stock
      [   ]       4. Commodity including Financial Future
      [   ]       5. American Depository Receipt (ADR) or American Depository
                     Share (ADS)
      [   ]       6. Other Depository Receipt or Depository Share
      [   ]       7. Option or Warrant  (Writing of uncovered options is
                     prohibited)
      [   ]       8. Future
      [   ]       9. Other and if so, specify:__________________________________

      B.  Fixed Income
      [   ]       1. Mortgage-Backed or Asset-Backed Debt
      [   ]       2. Convertible Debt
      [   ]       3. Other Debt
      [   ]       4. Option or Warrant (Writing of uncovered options is
                     prohibited)
      [   ]       5. Future
      [   ]       6. Other and if so, specify: _________________________________
      [   ]       7. Issuer is a government agency or quasi-agency.
      [   ]       8. Issuer is a municipality.

III.  Private Placement or Public Offering

      [   ]       A. Private Placement (For Portfolio Managers, Traders, and
                     Investment Analysts, prior approval of Approving Officers is required)
      [   ]       B. Public Offering (Investments in Initial Public Offerings
                     are prohibited)

I hereby request permission to effect a transaction in the security as indicated above for my account or another account in which I have a beneficial interest. I am familiar with and agree to abide by the requirements set forth in the Code of Ethics and certify that this request is made in compliance with the Code of Ethics.

                                             -----------------------------------
                                             Signature of Person
Requesting Approval

Transaction Approved: _________________________   Date:_______________
                      Andrew McManus

If Foreign Office     _________________________   Date:_______________
                      Authorized Officer



                                                                             C-A

                   QUARTERLY REPORT OF PERSONAL INVESTMENT TRANSACTIONS
                                    CONFIDENTIAL REPORT
                           (Due after but on or before
                                                          )

To:   Andrew McManus                   From: __________________________________
                                                    Please print your name

            The following lists all transactions in securities in which I had any direct or indirect beneficial ownership, during the quarter ended excluding securities exempt from reporting on the quarterly report as defined in the Code of Ethics. Note: The term "securities" includes any interest or instrument commonly known as a security, including stocks, bonds, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.

IF NO TRANSACTIONS TOOK PLACE, CHECK THE BOX AND SIGN BELOW.        "

---------------------------------------------------------------------------------------------------------
            Transaction
Trade Date     Type                            Price at            Security
 Mo./Day      (B)uy        No. of   Principal    Which       (Please note if option or
              (S)ell       Shares    Amount   Transaction    if a debt security, note        Broker(s)
              Other                            Effected      interest rate & maturity
                                                                    date.)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------

PLEASE COMPLETE THE FOLLOWING:

     [ ][ ]I have not opened any brokerage accounts during this quarter. [ ][ ]I have opened the following brokerage accounts during this quarter:
Broker__________________Account#___________________Date  Opened________________.
Broker__________________Account#___________________Date Opened________________.

Above transactions have been approved, or are exempt, from approval as defined in the Code of Ethics?
                                                                   Yes       No
-----------------------------                    ------------------------------
            Signature                                      Date


                                                                             C-B

                             INITIAL HOLDINGS REPORT


To:  Andrew McManus (22nd Floor)
From:_____________________
                                                      Please print your name


      I hereby certify that the following is a complete listing of all securities (other than U.S. Government securities, bank certificates of deposit, bankers' acceptances, commercial paper and mutual funds).

      Note: The term "securities" includes any interest or instrument commonly known as a security including all stocks, bonds, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.


--------------------------------------------------------------------------------
  Name of Security    Type of Security    Number of Shares      Year Acquired
                                         or Principal Value
                                              of Bonds
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(Use additional sheet if necessary. You may attach copies of your year-end brokerage statements instead of completing the above.)


--------------------                                  -----/-----/-----
      (Sign Name)                                           (Date)


                                                                             C-C

                             ANNUAL HOLDINGS REPORT

To: Andrew McManus (22nd Floor)
From:_____________________
                                                      Please print your name


      I hereby certify that the following is a complete listing of all securities (other than U.S. Government securities, bank certificates of deposit, bankers' acceptances, commercial paper and mutual funds).

      Note: The term "securities" includes any interest or instrument commonly known as a security including all stocks, bonds, options, warrants, securities acquired in privately placed offerings, financial commodities, other derivative products and interests in limited partnerships. Failure to fully disclose all securities will be considered a violation of the Code of Ethics.


--------------------------------------------------------------------------------
  Name of Security    Type of Security    Number of Shares      Year Acquired
                                         or Principal Value
                                              of Bonds
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


(Use additional sheet if necessary. You may attach copies of your year-end brokerage statements instead of completing the above.)


--------------------                                  -----/-----/-----
      (Sign Name)                                           (Date)


                                                                             C-D

     ANNUAL COMPLIANCE CERTIFICATION (Due after December 31, 2000 and on or before January 31, 2001)


To:   Andrew McManus                      From:__________________
                                          Please print your name
I.    Broker Information

You are required to direct your Broker to send duplicate copies of your trade confirmations and your periodic broker statements. This covers all accounts in which you have a beneficial interest.

Whether or not you are actively trading, it is still your responsibility to inform your Broker to send this information (please refer to page C7 of the TCW Code of Ethics).

Please confirm the following information for 1999 (you may attach copies of your year-end brokerage statements instead of completing the information below) :

1.    NO BROKERAGE ACCOUNTS

      ___ I have no brokerage accounts at this time and have not had any brokerage accounts since January 1, 2000 or the date I joined TCW, whichever is later.

2.    HAVE OR HAVE HAD BROKERAGE  ACCOUNTS

      ___ I have or have had an account(s) with the following Brokers and these are all of the accounts I have had at any time since January 1, 2000 or the date I joined TCW, whichever is later.
          (Please list all accounts in which you have or had a Beneficial Interest)

      Brokerage Firm                Account #              Date Opened or Closed

      -----------------------       --------------------   --------------------
      -----------------------       --------------------   --------------------
      -----------------------       --------------------   --------------------
      -----------------------       --------------------   --------------------
      -----------------------       --------------------   --------------------

II.   Annual Compliance Certification

      I have read and understand the terms of the Code of Ethics of the TCW Group, Inc. and recognize the responsibilities and obligations incurred by my being subject to this Code. I am in compliance with the requirements of this Code (including but not limited to the personal investment transactions policies contained in the Code) and have been in compliance since the date of my last Annual Certificate of Compliance, except for any violations which I have reported to the Compliance Department or which the Compliance Department has reported to me. I hereby agree to abide by the Code of Ethics of the TCW Group, Inc.

-------------------------------           -------------------
Name                                      Date


                                                                             C-E

               REPORT ON OUTSIDE DIRECTORSHIPS AND OFFICERSHIPS

TO:         Julie Minister                                DATE:_________________

FROM:                  Signature:(1)                           (Print Name)
            ------------------------------------------------

 (Complete a separate form for each applicable Outside Company or Institution)

================================================================================

|_| None - I hold no outside directorships or officerships that require reporting.

                                                      or
Name of Outside Company or Institution
                                        ---------------------------------------

|_|  Public Company          |_|  Private Company         |_|  Other Institution


Symbol:______________   Exchange or other listing:__________________________

TCW Related:(2)     Yes _____   No _____

Member of Board of Directors:  Yes:_________   No:_________   Since when:_______

Committees:______________________________          ____________________(specify)

Offices Held:____________________________          ____________________(specify)

Answer the  following only if your position in the Outside Company is TCW-
Related:2

Describe how position is TCW-Related:(2)________________________________________
--------------------------------------------------------------------------------

Compensation:    ____________________________________________(cash and non-cash)

Disposition of Compensation: ___________________________________________________

D&O Insurance:  Does Outside Company provide?   Yes: _____  No: _____

Coverage:  ______________________________________  (attach  Certificate  or other evidence of Insurance)

You need not report service as a director or officer of a private family corporation or any charitable, civic or nonprofit entities that are not clients of TCW and have no business relations with TCW.
       NOTE: TCW'S D&O Policy does not cover you for outside officerships or directorships.

--------
      1 By signing this form, you confirm the continued application of any Chinese Wall restrictions previously imposed on you with respect to information on the reported Company.

      2 "TCW Related" is the position held (a) in connection with the performance of your duties for TCW or (b) at the specific request of TCW? If so, answer "Yes".


                                                                             C-F

                                       TCW

                            CONFIDENTIALITY AGREEMENT

      In connection with work performed, or to be performed, on project involving the TCW Group, Inc., or any of its affiliated companies, I hereby represent and agree as follows:

1. I recognize that in connection with such work, I may come into possession of information regarding investment plans or programs and possible or actual securities transactions by TCW (the "Information").

2. I recognize that the Information is highly confidential and market sensitive in nature and must be treated with the utmost care and discretion.

3. I hereby agree not to disclose any Information to any other person or entity for any reason whatsoever, other than (i) strictly where required in the course of performing duties for TCW, or (ii) to other individuals who have executed, and are subject to, a similar Confidentiality Agreement with TCW.

4. I agree not to use, and not to permit directly or indirectly any other person or entity to use, and Information in connection with the purchase or sale of any securities by or behalf of anyone but TCW.

5. I agree to advise Hilary Lord immediately should I become aware of any breach of this Confidentiality Agreement or of any instance in which the Information has been intentionally or unintentionally communicated to a third party in violation of this Confidentiality Agreement.

6. I recognize the seriousness and potential liability of any breach of this Confidentiality Agreement and hereby agree to indemnify and hold TCW harmless from any loss or damage resulting from any breach by me of this Confidentiality Agreement.





Name (Please Print)



----------------------------------
Signature                                                   Date



                                                                             C-G